Innovid Reports Q4 and Fiscal Year 2023 Financial Results

•Company exceeds both revenue and Adjusted EBITDA guidance for Q4 and full year 2023
•Q4 revenue grew to $38.6 million, up 15% year-over-year
•Q4 net loss improved to $1.7 million and Adjusted EBITDA* more than doubled to $8.3 million, representing a 21% Adjusted EBITDA margin*
•Full-year 2023 operating cash flow of $12.4 million and free cash flow* of $1.4 million

NEW YORK, Feb. 27 2023 -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear TV, and digital, today announced financial results for the fourth fiscal quarter and full year ended December 31, 2023.

“We’re very proud to close out a transformational year at Innovid and exit 2023 with solid business momentum. We exceeded our revenue and Adjusted EBITDA guidance, demonstrated sequential improvement each quarter, and generated positive free cash flow for the year,” said Zvika Netter, Co-Founder and CEO. "We continue to sit in an excellent position as more CTV ad-supported platforms gain momentum and live sports rights shift to streaming. We remain dedicated to driving accelerated and profitable growth in our business and have a strong conviction in our massive market opportunity."

Fourth Quarter 2023 Financial Summary

•Revenue increased to $38.6 million, reflecting year-over-year growth of 15%.
•CTV revenue, from Ad Serving and Personalization, increased to $14.2 million, up 14% year-over-year.
•Measurement contributed $8.6 million, up 14% year-over-year, representing 22% of revenue.
•Net loss was $1.7 million, compared to a net loss of $3.4 million for the same period in 2022.
•Adjusted EBITDA* more than doubled to $8.3 million, compared to $3.0 million for the same period in 2022, representing a 21% Adjusted EBITDA margin*.
•Operating cash flow was $4.3 million, compared to a use of $1.5 million in the same period of 2022.
•Free cash flow* was $2.2 million, an increase of $6.9 million, compared to a use of $4.7 million in the same period in 2022.
•Cash and cash equivalents as of December 31, 2023 increased from the prior quarter by $1.9 million, to a total of $49.6 million.

Full Year 2023 Financial Summary

•Revenue increased to $140 million, reflecting year-over-year as-reported growth of 10%.
•CTV revenue, from Ad Serving and Personalization, increased to $53.2 million, up 9% year-over-year.
•Measurement contributed $31.8 million, representing 23% of revenue.
•Net loss was $31.9 million, compared to a net loss of $18.4 million in 2022.
•Adjusted EBITDA* increased to $19.4 million, compared to $1.2 million in 2022, representing a 14% Adjusted EBITDA margin*.
•Operating cash flow was $12.4 million, compared to a use of $11.6 million in 2022.
•Free cash flow* of $1.4 million improved by $23.4 million, compared to a use of $22.0 million in 2022.

Recent Business Highlights

•CTV accounted for 52% of all video impressions served in Q4 2023.
•Significant customer wins and expansions in the fourth quarter included Nexstar, PetSmart, Philips, and Rain the Growth Agency.
•At Disney’s Global Tech and Data Showcase, Disney Advertising introduced a dashboard powered by Innovid technology and outcomes measurement for real-time creative optimization.

Financial Outlook

Innovid anticipates continued revenue growth and margin expansion in 2024 as reflected in the following financial guidance for Q1 and full year 2024:

•Q1 2024 revenue in a range between $34 million and $36 million, reflecting growth between 11% and 18%.
•Q1 2024 Adjusted EBITDA* in a range between $3.0 million and $4.0 million.
•FY 2024 revenue in a range between $154 million and $162 million, reflecting growth of 10% to 16%.
•FY 2024 Adjusted EBITDA* in a range between $22 million and $28 million.

*See Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP
Financial Measures table.

Conference Call

The Company will host a conference call and webcast to discuss fourth quarter and full year 2023 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer and Anthony Callini, Chief Financial Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial 877-407-3211 (toll free) or 201-389-0862, and click here for international dial-ins.

Following the call, a replay of the webcast will be available for 90 days on the Innovid
Investor Relations website.

Non-GAAP Measures and Certain Operational Metrics

Innovid prepares audited consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA, Adjusted EBITDA margin percent and Free Cash Flow.

We use Adjusted EBITDA, Adjusted EBITDA margin percent and Free Cash Flow as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are also useful to investors for period-to-period comparisons of our core business as well as comparisons to peers as similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate businesses in our industry. We believe these figures provide an understanding and evaluation of our trends when comparing our operating results, on a consistent basis, by excluding items that we do not believe are indicative of our core operating performance. However, these non-GAAP financial measures should not take the place of GAAP financial measures in evaluating our business.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

•They do not reflect changes in, or cash requirements for, our working capital needs.
•Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments.
•They do not reflect costs of acquiring and integrating businesses, which will continue to be a part of our growth strategy.
•They do not reflect one-time, non-recurring, bonus costs and third-party costs associated with the SPAC merger transaction and regulatory filings.
•They do not reflect goodwill impairment.
•They do not reflect severance costs.

•They do not reflect income tax expense or the cash requirements to pay income taxes.
•They do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt.
•Although depreciation and amortization are non-cash charges related mainly to intangible assets and amortization of software development costs, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA is defined as net loss attributable to Innovid, excluding (1) depreciation, amortization and long-lived assets impairment, (2) goodwill impairment, (3) stock-based compensation, (4) finance (income) expenses, net, (5) transaction related expenses, (6) acquisition related expenses, (7) retention bonus expenses, (8) legal claims, (9) severance cost, (9) other, and (10) taxes on income.

We calculate Adjusted EBITDA margin percent as Adjusted EBITDA divided by total revenue.

We define Free Cash Flow as net cash provided by operating activities less capital expenditures and the impact of foreign exchange on cash. We sometimes refer to net cash provided by operating activities, the GAAP financial measure most directly comparable to free cash flow, as “operating cash flow.”

Other companies in our industry may calculate the above described non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our US GAAP results and using the non-GAAP financial measures only supplementally.

Innovid has provided a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin percent to net (loss) income, the most directly comparable GAAP measure, for historical periods in the appendix hereto. We also have provided a reconciliation of Free Cash Flow to net cash provided by operating activities. We are not able to provide a reconciliation of the projected Adjusted EBITDA to expected net (loss) income attributable to Innovid for the first quarter of 2024 or the full-year 2024, without unreasonable effort. This is due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance (income)/expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results, expected growth and future market opportunity. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid's failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid's failure to manage growth effectively, the dependence of Innovid's revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the actual or potential impacts of international conflicts and humanitarian crises on global markets, the rejection of digital advertising by consumers, future restrictions on Innovid's ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid's revenues per impression, Innovid's failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid's platform, intense market competition, failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third party intellectual property rights, difficulty in enforcing Innovid's own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid's common stock and warrants, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on March 3, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE: CTV) powers advertising delivery, personalization, and measurement across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit https://www.innovid.com/ or follow us on LinkedIn or X.

Contacts
Investor Contact
Brinlea Johnson
IR@innovid.com

Media Contacts
Megan Garnett Coyle
megan@innovid.com

Caroline Yodice
cyodice@daddibrand.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$49,585	$37,541
Short-term bank deposits	165	10,000
Trade receivables, net (allowance for credit losses of $321 and $65 at December 31, 2023, and December 31, 2022, respectively)	46,420	43,653
Prepaid expenses and other current assets	5,450	2,640
Total current assets	101,620	93,834
Long-term deposit	264	277
Long-term restricted deposits	412	430
Property and equipment, net	18,419	14,322
Goodwill	102,473	116,976
Operating lease right of use asset	1,435	2,910
Intangible assets, net	24,318	29,918
Other non-current assets	1,014	938
Total non-current assets	148,335	165,771
TOTAL ASSETS	$249,955	$259,605

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade payables	$2,810	$3,361
Employees and payroll accruals	14,060	10,165
Lease liabilities - current portion	1,200	2,186
Accrued expenses and other current liabilities	7,426	5,474
Total current liabilities	25,496	21,186
Long-term debt	20,000	20,000
Lease liabilities - non-current portion	634	1,636
Other non-current liabilities	7,528	6,554
Warrants liability	307	4,301
Total non-current liabilities	28,469	32,491
TOTAL LIABILITIES	53,965	53,677
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock: $0.0001 par value - Authorized: 500,000,000 at December 31, 2023, and December 31, 2022; Issued and outstanding: 141,194,179 and 133,882,414 at December 31, 2023, and December 31, 2022, respectively	13	13
Additional paid-in capital	378,774	356,801
Accumulated deficit	(182,797)	(150,886)
TOTAL STOCKHOLDERS’ EQUITY	195,990	205,928
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$249,955	$259,605

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Revenues	$38,617	$33,698	$139,882	$127,117
Cost of revenues (1)	8,521	8,376	33,805	30,187
Research and development (1)	6,399	6,842	26,878	31,118
Sales and marketing (1)	11,299	11,869	45,571	50,266
General and administrative (1)	10,759	8,688	39,086	39,144
Depreciation, amortization and long-lived assets impairment	4,188	2,662	12,996	6,143
Goodwill impairment	—	—	14,503	—
Operating loss	(2,549)	(4,739)	(32,957)	(29,741)
Finance (income) expenses, net	(407)	(2,693)	(3,420)	(13,348)
Loss before taxes	(2,142)	(2,046)	(29,537)	(16,393)
Taxes on income	(484)	1,383	2,374	2,017
Net loss	$(1,658)	$(3,429)	$(31,911)	$(18,410)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.01)	$(0.03)	$(0.23)	$(0.14)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders
Basic and diluted	140,770,251	133,687,918	138,577,786	130,756,484

(1) Exclusive of depreciation, amortization, long-lived assets and goodwill impairment presented separately.

INNOVID, CORP. AND ITS SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except stock data)

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2021	119,017,380	$12	$293,719	$(132,476)	$161,255
Common stock and equity awards issued for acquisition of TVS	11,549,465	1	47,151	—	47,152
Stock-based compensation	—	—	14,945	—	14,945
Stock options exercised and RSUs vested	3,315,569	*	986	—	986
Net loss	—	—	—	(18,410)	(18,410)
Balance as of December 31, 2022	133,882,414	$13	$356,801	$(150,886)	$205,928
Stock-based compensation	—	—	21,179	—	21,179
Stock options exercised and RSUs vested	7,311,765	*	794	—	794
Net loss	—	—	—	(31,911)	(31,911)
Balance as of December 31, 2023	141,194,179	$13	$378,774	$(182,797)	$195,990

*Represents an amount less than $1.

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Year Ended December 31
	2023	2022
Cash flows from operating activities:
Net loss	$(31,911)	$(18,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and long-lived assets impairment	12,996	6,143
Goodwill impairment	14,503	—
Stock-based compensation	20,000	13,781
Change in fair value of warrants	(3,994)	(14,671)
Loss on foreign exchange, net	729	—
Changes in operating assets and liabilities
Trade receivables, net	(2,767)	(4,045)
Prepaid expenses and other assets	(2,872)	755
Operating lease right of use assets	1,764	1,831
Trade payables	(551)	(622)
Employees and payroll accruals	3,895	1,710
Operating lease liabilities	(2,277)	(2,335)
Accrued expenses and other liabilities	2,925	4,302
Net cash provided by / (used in) operating activities	12,440	(11,561)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(99,097)
Internal use software capitalization	(9,630)	(9,961)
Purchase of property and equipment	(684)	(488)
Investment in short-term bank deposits	(165)	(10,000)
Withdrawal of short-term bank deposits	10,000	—
Other deposits	—	120
Net cash used in investing activities	(479)	(119,426)
Cash flows from financing activities:
Proceeds from loans	35,000	14,000
Loan repayment	(35,000)	—
Payment of SPAC merger transaction costs	—	(3,185)
Proceeds from exercise of options	794	985
Net cash provided by financing activities	794	11,800
Effect of exchange rates on cash, cash equivalent and restricted cash	(729)	—
Increase (decrease) in cash, cash equivalents, and restricted cash	12,026	(119,187)
Cash, cash equivalents, and restricted cash, beginning of the period	37,971	157,158
Cash, cash equivalents, and restricted cash, end of the period	$49,997	$37,971
Supplemental disclosures:
Income taxes paid, net of tax refunds	$1,508	$785
Interest paid	$1,451	$675
Non-cash transactions:
Business combination consideration paid in stock	$—	$47,152
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	49,585	37,541
Long-term restricted deposits	412	430
Total cash, cash equivalents, and restricted cash	$49,997	$37,971

Key Metrics and Non-GAAP Financial Measures
In addition to our results determined in accordance with US GAAP, we believe that certain non-GAAP financial measures, including Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA margin percent and Free Cash Flow are useful in evaluating our business. The following table presents a reconciliation from net loss, which is the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA margin percent, non-GAAP financial measures as used by management.

Adjusted EBITDA and Adjusted EBITDA Margin Percent

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
Net loss	$(1,658)	$(3,429)	$(31,911)	$(18,410)
Net loss margin percent	(4.0)%	(10.0)%	(22.8)%	(14.5)%
Depreciation, amortization and long-lived assets impairment	4,188	2,662	12,996	6,143
Goodwill impairment	—	—	14,503	—
Stock-based compensation	4,437	3,826	20,000	13,878
Finance income, net (a)	(407)	(2,693)	(3,420)	(13,348)
Transaction related expenses (b)	—	—	—	393
Acquisition related expenses (c)	—	—	—	4,971
Retention bonus expenses (d)	98	862	662	3,152
Legal claims	580	407	1,656	1,506
Severance cost	1,277	9	2,123	755
Other	244	—	436	168
Taxes on income	(484)	1,383	2,374	2,017
Adjusted EBITDA	$8,275	$3,027	$19,419	$1,225
Adjusted EBITDA margin percent	21.4%	9.0%	13.9%	1.0%
(a) Finance income, net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest income and expense.
(b) Transaction related expenses consist of costs related to the SPAC merger transaction.
(c) Acquisition related expenses consists of professional fees associated with the acquisition of TVS.
(d) Retention bonus expenses consists of retention bonuses for TVS employees.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures and the impact of foreign exchange on cash.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$4,274	$(1,472)	$12,440	$(11,561)
Loss on foreign exchange, net	*)	*)	(729)	*)
Capital expenditures	(2,124)	(3,192)	(10,314)	(10,449)
Free Cash Flow	$2,150	$(4,664)	$1,397	$(22,010)

*) foreign exchange impact on cash was immaterial.